Exhibit 4.8

BUSINESS LOAN AGREEMENT (ASSET BASED)

Borrower:	SKM Media Group, Inc	Lender:	JPMorgan Chase Bank, NA
	6001 Broken Sound Parkway, Suite 510		Broward Business Banking LPO
	Boca Raton, FL 33487		350 East Las Olas Boulevard
Fort Lauderdale, FL 33301

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated May 9, 2012, is made and executed between SKM Media Group, Inc ("Borrower") and JPMorgan Chase Bank, NA ("Lender") on the following terms and conditions, Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement ("Loan"). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of May 9, 2012, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(3) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4) All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(5) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.

(6) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(7) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."

Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute all documents perfecting Lender's Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. Records related to Accounts (Receivables) are or will be located at Borrower's headquarters. The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's collateral.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and schedules of Eligible Accounts in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule: With respect to Eligible Accounts, schedules shall be delivered with the Borrowing Base Certificate.

Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender: (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Fees and Expenses Under This Agreement. Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

BUSINESS LOAN AGREEMENT (ASSET BASED)

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to , and covenants and agrees with, Lender that, as of the date of this Agreement, as of the date of each Advance, as of the date of any renewal, extension or modification, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Florida. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 6001 Broken Sound Parkway, Suite 510, Boca Raton, FL 33487. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties. Borrower has the power and authority to execute and deliver the Note and the Related Documents and, if applicable, to grant Collateral as security for the Indebtedness.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Environmental Matters and Indemnity. Except as disclosed to Lender in writing prior to the execution of this Agreement, Borrower represents and warrants that: (1) During the period of ownership, use or control of the Assets (which term, for all purposes of this section, shall include all plants, sites and facilities presently or formerly owned, operated, controlled or leased by the Borrower or any Grantor), (a) there has been no violation of any Environmental Laws, and (b) there has been no use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Assets; (2) Borrower has no knowledge of, or reason to believe that, during the period prior to the ownership, use or control of any of the Assets (as defined in clause (1) above) by Borrower or any Grantor, there has been (a) any breach or violation of any Environmental Laws by any prior owners or occupants of any of the Assets, or (b) any use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Assets; and (3) neither Borrower nor any Grantor have received any notice of, nor have any knowledge of, any actual or threatened claim, legal proceeding or investigation regarding Borrower, any Grantor or any of the Assets (as defined in clause (1) above) related to Environmental Laws. The representations and warranties, contained herein are based on Borrower's due diligence in investigating all of the Assets for Hazardous Substances.

Borrower hereby (1) releases and waives any future claims against any Indemnified Party for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to defend, indemnify and hold harmless each Indemnified Party against any and all obligations, actions, judgments, suits, claims, losses, liabilities, damages, penalties, disbursements, costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees), of any kind or nature, which any Indemnified Party may directly or indirectly sustain or suffer resulting from, relating to, arising out of or arising as a consequence of (a) any breach of this section or the "Environmental Compliance and Reports" section below, (b) any use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release, or threatened release of any Hazardous Substance on, under, about or from any of the Assets, whether occuring during or prior to Borrower's or any Grantor's ownership of any of the Assets, and whether or not the same was or should have been known to Borrower, (c) any investigatory or remedial action involving any of the Assets, the operations conducted at any of the Assets or any other operations of Borrower, any Grantor or any occupant at any of the Assets that is required by any Environmental Laws and (d) the contamination of any of the Assets by any Hazardous Substances, by any means whatsoever (including, without limitation, any migration of any Hazardous Substances onto any of the Assets, present or future). BORROWER SHALL INDEMNIFY THE RESPECTIVE INDEMNIFIED PARTY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCE OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE RESPECTIVE INDEMNIFIED PARTY'S SIMPLE (BUT NOT GROSS) NEGLIGENCE. The provisions of this section, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's or any other Indemnified Party's acquisition of any interest in any of the Assets, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security

Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Indebtedness.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, compiled by a certified public accountant satisfactory to Lender.

Tax Returns. As soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a certified public accountant satisfactory to Lender.

BUSINESS LOAN AGREEMENT (ASSET BASED)

(Continued)

Additional Requirements.

Financial Statements. Borrower will cause Howard G. Minsky and Steven Moreno to provide current signed personal financial statements of such person(s), to be in form and with such detail as is reasonably acceptable to Lender, to be provided annually, as soon as available, but within 30 days following the anniversary date of the most recent annual personal financial statement furnished to Lender.

Tax Returns. As soon as available, and within 30 days after timely filing, Borrower will cause Howard G. Minsky and Steven Moreno to provide a signed copy of the annual federal and other governmental tax returns of such person(s), with all schedules attached thereto, compiled by certified public accountants reasonably acceptable to Lender.

Borrowing Base Documents. Deliver to Lender a Borrowing Base certificate and Accounts aging report and such other supporting documentation as Lender may request from time to time, all in form and detail satisfactory to Lender, at the following intervals: (a) whenever the Borrower requests an Advance which, following such requested Advance, will result in an outstanding principal balance on the line of credit of more than $400,000.00, and (b) so long as the outstanding principal balance on the line of credit totals more than $400,000.00 during any calendar month, then within 30 days after the end of each such period.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time. Financial Covenants and Ratios. Comply with the following covenants and ratios:

Minimum Income and Cash flow Requirements. Other Cash Flow requirements are as follows:

Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of not less than 1.20 to 1.00. The "Debt Service Coverage Ratio" means ratio of (a) net income, after taxes, plus amortization, depreciation and interest, minus any distributions or dividends, for the twelve month period then ending, divided by (b) current maturities of long term debt, plus interest and current maturities of capital leases for the same such twelve month period. This ratio will be evaluated as of each year end.

Tangible Net Worth Requirements. Other Net Worth requirements are as follows:

Unsubordinated Debt To Tangible Net Worth Ratio. Maintain an Unsubordinated Debt to Tangible Net Worth Ratio of less than 3.00 to 1.00. The "Unsubordinated Debt to Tangible Net Worth Ratio" means a ratio of (a) total liabilities, excluding Subordinated Debt, divided by (b) Tangible Net Worth. This ratio will be evaluated as of each year end.

Other Requirements.

Commencement of Evaluation of Ratios and Covenants. Each of the foregoing covenants and ratios will be evaluated for the first time based on the financial reports required herein for the period ending December 31, 2012 and thereafter shall be periodically evaluated as provided in each such covenant or ratio.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth in those guaranties.

Names of Guarantors	Amounts
Howard G. Minsky	Unlimited
Steven Moreno	Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other Assets and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Neither Borrower, nor any Grantor, tenant, contractor, agent or other authorized user of any of the Assets shall use, generate, manufacture, store, treat, refine, transport, dispose of, or release any Hazardous Substance on, under, about or from any of the Assets. Borrower will at all times comply, and will cause any Grantor to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws. Borrower will furnish to Lender as soon as possible and in any event within 10 days after receipt by the Borrower or any Grantor, a copy of (a) any notice or claim to the effect that Borrower or any Grantor is or may be liable to any person as a result of the release by Borrower or any Grantor or any other person of any Hazardous Substances into the environment and (b) any notice alleging any violation of any Environmental Law by Borrower or any Grantor. Borrower will permit, and will cause any Grantor to permit, Lender, by its representatives and agents, to enter upon and test any of the Assets, and inspect any of Borrower's or any Grantor's books and records, all at such reasonable times and intervals as Lender may designate, in order to determine Borrower's and any Grantor's compliance with both this section and the "Environmental Matters and Indemnify" section above. Any such inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability of the part of Lender to Borrower, any Grantor, or any other person.

 BUSINESS LOAN AGREEMENT (ASSET BASED)

Change of Location. Immediately notify Lender in writing of any additions to or changes in location of Borrower's businesses, principal office, or Collateral, other than in the ordinary course of business.

Title to Assets and Property. Maintain good and marketable title to all of Borrower's Assets and property.

Other Information. From time to time Borrower will provide Lender with such other information as Lender may reasonably request.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand, (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy, (2) the remaining term of the Note, or (3) be treated as a balloon payment which will be due and payable at the Note's maturity. Any Collateral also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Debts and Indebtedness. (1) Except for trade debt incurred in the normal course of business and Indebtedness to Lender, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's Assets (except as allowed as Permitted Liens), or (3) sell with or without recourse any of Borrower's accounts, except to Lender.

Additional Financial Restrictions.

Primary Deposit Relationship. Fail to establish and maintain its primary depository relationship for its operating accounts with Lender.

Distributions or Dividends. Notwithstanding any prohibition on the payment of dividends or distributions in this Agreement in the section captioned "Continuity of Operations", Borrower may pay any dividends or distributions for any purpose Borrower deems appropriate, but only so long as no Event of Default has occurred and is continuing or would result from the payment of such dividends or distributions.

Transfer of Ownership. Notwithstanding any other covenant in this Agreement, without the prior written consent of Lender, permit any pledge of any ownership interest in Borrower, or any sale or other transfer of any ownership interest in Borrower in excess of 25% in the aggregate."

Affiliate Loans. Make any loans to affiliates of Borrower, notwithstanding any other covenant in this Agreement to the contrary.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (3) pay any dividends or make any other distributions on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, (4) purchase, redeem or retire any of Borrower's outstanding shares , or (5) alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

RIGHT OF SETOFF. Borrower grants to Lender a security interest in, as well as a right of setoff against, and hereby assigns, conveys, delivers, pledges and transfers to Lender, as security for repayment of the Indebtedness, all Borrower's right, title and interest in and to all Borrower's accounts (whether checking, savings, or some other account) with Lender or any subsidiary or affiliate of JPMorgan Chase & Co. (each hereinafter referred to as a "Lender Affiliate") and all other obligations at any time owing by Lender or any Lender Affiliate to Borrower. This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, without prior notice to Borrower and irrespective of (i) whether or not Lender has made any demand under the Note or the Related Documents or (ii) whether such Indebtedness is contingent, matured or unmatured, to the extent permitted by law, to collect, charge and/or setoff all sums owing on the Indebtedness against any and all such accounts and other obligations, and, at Lender's option, to administratively freeze or direct a Lender Affiliate to administratively freeze all such accounts and other obligations to allow Lender to protect Lender's security interest, collection, charge and setoff rights provided in this paragraph.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its Assets or business outside of the ordinary course of business.

Defaults with Respect to Third Parties. Borrower fails to make any payment when due or fails to comply with or perform any term, obligation, covenant or condition contained in any agreement between any other person and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, replevin, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against the Collateral or any assets of Borrower. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

BUSINESS LOAN AGREEMENT (ASSET BASED)

(Continued)

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Events Affecting Guarantor. Any of the preceeding Events of Default occurs with respect to any guarantor of the Indebtedness as if the word "guarantor" were substituted for the word "Borrower" in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty.

Events Affecting Grantor. Any of the preceding Events of Default occurs with respect to any grantor, pledgor or obligor of the Indebtedness as if "grantor", "pledgor" or "obligor" were substituted for the word "Borrower" in such Event of Default, or any grantor, pledgor, or obligor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Related Document or agreement.

Insecurity. Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER WHETHER ANY SUCH RIGHT NOW OR HEREAFTER EXISTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS.

GOVERNING LAW. The Lender's loan production office for this transaction is located at the address and in the State (the "LPO State") indicated in the LPO address or the loan production office address on the first page of this document. This document will be governed by and interpreted in accordance with federal law and the laws of the LPO State, except for matters related to interest and the exportation of interest, which matters shall be governed by and interpreted in accordance with federal law (including, but not limited to, statutes, regulations, interpretations and opinions) and the laws of the State of Ohio. However, if there is ever a question about whether any provision of this document is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction which is evidenced by this document has been made in the State of Ohio.

VENUE. If there is a lawsuit, the undersigned agrees to submit to the jurisdiction of the courts of the county in the LPO State in which the Lender's loan production office is located.

EXCLUSION FROM LOAN AGREEMENT. Lender and Borrower hereby agree that, in addition to any loan or financial accommodation described on any Exhibit attached to this Agreement, if any, the following types of loans or financial accommodations, whether now existing or hereafter arising, are excluded from this Agreement: (i) any transaction that is supported by a U. S. Small Business Administration guaranty, (ii) any construction loan governed by a construction loan agreement, (iii) any agricultural loan governed by an agricultural loan agreement, (iv) any bond or bond-related transaction, and (v) any credit extended for personal, family or household purposes.

USE OF LOAN PROCEEDS. No portion of any Advance or Loan shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of JPMorgan Chase & Co. during the underwriting period and for 30 days thereafter.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Indemnification. Borrower agrees to indemnify, defend and hold each of the Indemnified Parties harmless from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature (including, without limitation, Lender's attorneys' fees) (collectively, "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Party (whether or not caused by any Indemnified Party's sole, concurrent, or contributory negligence) arising in connection with this Agreement, any Related Document, or any of the Assets (including, without limitation, the enforcement of this Agreement and the Related Documents and the defense of any Indemnified Party's action or inaction in connection with this Agreement and the Related Documents) or in connection with the Borrower's failure to perform all of Borrower's obligations under this Agreement or any Related Document, except to the limited extent that the claims against any such Indemnified Party are proximately caused by such Indemnified Party's gross negligence or willful misconduct. The Indemnification provided for in this section shall survive the termination of this Agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Party.

Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or insurance policy or policies affecting the Assets and/or Borrower's business activities. Should any claim, action or proceeding be made or brought against any Indemnified Party by reason of any event as to which Borrower's indemnification obligations apply, then, upon such Indemnified Party's demand, Borrower, at its sole cost and expense, shall defend such claim, action or proceeding in Borrower's name, if necessary, by the attorneys for Borrower's insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as such Indemnified Party shall approve. Lender may also elect to engage its own attorneys at its reasonable discretion to defend Borrower or any Indemnified Party and to assist in their defense, and Borrower agrees to pay the fees and disbursements of such attorneys upon Lender's request.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's, obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BUSINESS LOAN AGREEMENT (ASSET BASED)

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind Borrower's successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Florida Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Advance. The word "Advance" means a disbursement of loan funds made, or to be made, to or for the benefit of Borrower and, if applicable, includes the issuance by or on behalf of Lender of any letters of credit for the account of Borrower and the extension of any loans or other credit accommodations by Lender to Borrower.

Agreement. The word "Agreement" means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Assets. The word "Asset" means any property or interest in property of any kind or description of Borrower or any Grantor, or any property or interest in property of any Grantor which is subject to a security interest in favor of Lender, whether such assets are real, personal, tangible, intangible, or mixed, and whether such assets are owned, leased or operated by Borrower, or any such Grantor.

Borrower. The word "Borrower" means SKM Media Group, Inc, and all other persons and entities signing the Note in whatever capacity.

Borrowing Base. The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (1) $650,000.00 or (2) the sum of (a) 80% of the aggregate amount of Eligible Accounts (not to exceed in corresponding Loan amount based on Eligible Accounts $650,000.00). The Borrowing Base will be calculated at the following intervals: (a) whenever the Borrower requests an Advance which, following such requested Advance, will result in an outstanding principal balance on the line of credit of more than $400,000.00, and (b) so long as the outstanding principal balance on the line of credit totals more than $400,000.00 .

Business Day. The words "Business Day" mean a day on which commercial banks are open in the State of Florida.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, security deed, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Eligible Accounts. The words "Eligible Accounts" mean at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1) Accounts with respect to which the Account Debtor is employee or agent of Borrower.

(2) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or its shareholders, officers, or directors.

(3) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(5) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(6) Accounts which are subject to dispute, counterclaim, or setoff.

(7) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(8) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(9) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(10) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

(11) Accounts which have not been paid in full within 90 days from the invoice date. The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within 90 days from the invoice date is in excess of 15.000% of the total amount outstanding on the Account.

 (12) That portion of the Accounts of any single Account Debtor which exceeds 25.000% of all of Borrower's Accounts.

(13) That portion of Accounts which constitute retainage.

(14) Accounts which arise from projects which are bonded.

BUSINESS LOAN AGREEMENT (ASSET BASED)

(Continued)

Environmental Laws. The words "Environmental Laws" mean any and all federal, state, local and foreign statutes, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

Event of Default. The words "Event of Default" mean any of the events set forth in the section of this Agreement entitled "Default". GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Hazardous Substances. The words "Hazardous Substances" mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents, together with interest on such amounts as provided in this Note, and all obligations, debts and liabilities, plus interest thereon, of Borrower, or any one or more of them, to Lender, as well as claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent,liquidated or unliquidated and whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be hereafter may become barred by any statute of limitations, and whether the obligation to repay such amount may be or hereafter may become otherwise unenforceable, and further includes, without limitation, all principal, interest, and other amounts, costs and expenses payable under the Related Documents, whether executed by the Borrower or by any other person or entity, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Related Documents, together with the interest thereon as provided in the Related Documents.

Indemnified Parties. The words "Indemnified Parties" mean the Lender and each of its affiliates, and each of their respective shareholders, directors, offices, employees and agents.

Lender. The word "Lender" means JPMorgan Chase Bank, NA, its successors and assigns.

Note. The word "Note" means any and all promissory note or notes which evidence Borrower's Loans in favor of Lender, as well as any amendment, modification, renewal and replacement thereof.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; and (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing.

Primary Credit Facility. The words "Primary Credit Facility" mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now existing or hereafter arising, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

Subordinated Debt. The words "Subordinated Debt" mean all present and future obligations, liabilities, claims, rights and demands of any kind which may be owing from Borrower to any creditor, other than Lender, to include, without limitation, principal, interest, costs, attorney's fees, sums paid for protecting the rights of a holder of security, all contingent obligations (such as a guaranty) and all other obligations of any nature whatsoever owed to such a creditor, which have been subordinated in all respects to the Indebtedness owed to Lender by written agreement acceptable to Lender to include, without limitation, deferral of any payment of principal to the creditor, deferral of interest payments upon occurrence of any Event of Default, and subordination of any Security Interest of such creditor until all Indebtedness is paid.

Tangible Net Worth. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total liabilities excluding Subordinated Debt.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED MAY 9, 2012.

SKM MEDIA GROUP, INC

By:	/s/ Howard G. Minsky	By:	/s/ Steven Moreno
	Howard G. Minsky, CEO of SKM Media Group, Inc		Steven Moreno, Vice President of SKM Media
Group, Inc

LENDER:
JPMORGAN CHASE BANK, NA

By:	/s/JP Morgan Cgase
Authorized Signer

PROMISSORY NOTE

Borrower:	SKM Media Group, Inc	Lender:	JPMorgan Chase Bank, NA
	6001 Broken Sound Parkway, Suite 510		Broward Business Banking LPO
	Boca Raton, FL 33487		350 East Las Olas Boulevard
Fort Lauderdale, FL 33301

Date of Note: May 9, 2012

Principal Amount: $650,000.00

PROMISE TO PAY. SKM Media Group, Inc ("Borrower") promises to pay to JPMorgan Chase Bank, NA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Six Hundred Fifty Thousand & 00/100 Dollars ($650,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 17, 2013. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 17, 2012, with all subsequent interest payments to be due on the same day of each month after that. Payments and any other credits shall be allocated among principal, interest and fees at the discretion of Lender unless otherwise required by applicable law. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown on loan account statements sent to the Borrower, Lender's address shown in any payment coupon book provided to the Borrower, or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the LIBOR Rate (the "Index"). "LIBOR Rate" shall mean the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of this Note as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Reuters Screen ("Reuters") LIBOR01 Page, or such other page or pages as may replace such pages on Reuters for the purpose of displaying such rate. Provided, however, that if such rate is not available on Reuters then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate in Reuters. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. Each change in the rate to be charged on this Note will become effective without notice on the commencement of each Interest Period based upon the Index then in effect. "Interest Period" means each consecutive one month period (the first of which shall commence on the date of this Note) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 3.761 percentage points over the Index. NOTICE: Under no circumstances will the effective rate of interest on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the Indebtedness in such order and manner as Lender may from time to time determine in its sole discretion. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Business Banking Loan Servicing Disputed Accounts Department, P.O. Box 33035 Louisville, KY 40232-9891.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon the occurrence of any Event of Default, including, but not limited to, (i) any material adverse change in the business assets, affairs, prospects or financial condition of Borrower or any guarantor, (ii) failing to provide financial statements, copies of Federal tax returns and other information relating to the financial condition, properties and affairs of the Borrower, any guarantor or grantor, as provided for in this Note and/or any Related Document, or (iii) failure to pay upon final maturity, Lender may, at Lender's option and if permitted by applicable law, a) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note, including any increased rate, and/or b), increase the interest rate on this Note by 3.000 percentage points (the "Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no Event of Default. However, in no event will the interest rate exceed the maximum interest rate allowed under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note: Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

Defaults with Respect to Third Parties. Borrower fails to make any payment when due or fails to comply with or to perform any term, obligation, covenant or condition contained in any agreement between any other person and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, replevin, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against the Collateral or any other assets of Borrower. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Events Affecting Guarantor. Any of the preceding Events of Default occurs with respect to any guarantor of the Indebtedness as if the word "guarantor" were substituted for the word "Borrower" in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty.

Events Affecting Grantor. Any of the preceding Events of Default occurs with respect to any grantor, pledgor or obligor of the Indebtedness as if "grantor", "pledgor" or "obligor" were substituted for the word "Borrower" in such Event of Default, or any grantor, pledgor, or obligor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Related Document or agreement.

Insecurity. Lender in good faith believes itself insecure.

PROMISSORY NOTE

(Continued)

LENDER'S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount. Additionally, upon the occurrence of any Event of Default and until the entire unpaid principal balance on this Note and the Indebtedness is paid in full, without notice or demand and without waiving any other right or remedy, Lender may, at Lender's option, elect to impose increases in the interest rate pursuant to and as set forth in the section of this Note captioned "INTEREST AFTER DEFAULT" and, if included in this Note, the section captioned "PERFORMANCE BASED RATE CHANGES. Borrower shall be liable for any deficiency remaining after disposition of any collateral which Lender may choose to realize upon.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a security interest in, as well as a right of setoff against, and hereby assigns, conveys, delivers, pledges and transfers to Lender, as security for repayment of the Indebtedness, all Borrower's right, title and interest in and to all Borrower's accounts (whether checking, savings, or some other account) with Lender or any subsidiary or affiliate of JPMorgan Chase & Co. (each hereinafter referred to as a "Lender Affiliate") and all other obligations at any time owing by Lender or any Lender Affiliate to Borrower. This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, without prior notice to Borrower and irrespective of (i) whether or not Lender has made any demand under this Note or the Related Documents or (ii) whether such Indebtedness is contingent, matured or unmatured, to the extent permitted by law, to collect, charge and/or setoff all sums owing on the Indebtedness against any and all such accounts and other obligations, and, at Lender's option, to administratively freeze or direct a Lender Affiliate to administratively freeze all such accounts and other obligations to allow Lender to protect Lender's security interest, collection, charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by security interest in and lien upon all collateral described in any Related Document.

LINE OF CREDIT. This Note evidences a revolving line of credit. The unpaid principal balance of this Note shall increase and decrease with each new advance and payment hereunder, as the case may be. Subject to the terms hereof, Borrower may borrow, repay and reborrow hereunder. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

LATE CHARGES. In the "Late Charge" provision set forth above, the following language is hereby added after the word "greater": "up to the maximum amount of Two Hundred Fifty Dollars ($250.00) per late charge".

OVERPAYMENTS. No refund of any overpayment made by Borrower with the final payment on this Note will be required if the overpayment is less than $1.00.

FINANCIAL STATEMENTS. Borrower shall furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

ENFORCEABILITY AND ORGANIZATION. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Borrower's execution, delivery and performance of this Note and all the Related Documents have been duly authorized by all necessary action by Borrower. This Note and all the Related Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. If applicable, Borrower is an entity which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the state of its organization.

INFORMATION WAIVER. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of JPMorgan Chase & Co., any information or knowledge Lender may have about the undersigned or about any matter relating to this document and the Related Documents, and the undersigned hereby waives any right to privacy the undersigned may have with respect to such matters.

INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents, together with interest on such amounts as provided in this Note, and all obligations, debts and liabilities, plus interest thereon, of Borrower or any one or more of them to Lender, as well as all claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of this Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise and whether recovery upon such amounts may be or hereafter become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter become otherwise unenforceable; and further includes, without limitation, all principal, interest, and other amounts, costs and expenses payable under the Related Documents, whether executed by the Borrower or by any other person or entity, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Related Documents, together with interest thereon as provided in the Related Documents.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now existing or hereafter arising, executed in connection with the Indebtedness.

LIABILITIES FOR OBLIGATIONS UNDER RELATED DOCUMENTS. Borrower also promises to pay to Lender all of the Indebtedness. Borrower acknowledges that some of the Related Documents, pursuant to which Indebtedness may arise, may be executed only by persons or entities other than the Borrower.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER WHETHER ANY SUCH RIGHT NOW OR HEREAFTER EXISTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS.

GOVERNING LAW. The Lender's loan production office for this transaction is located at the address and in the State (the "LPO State") indicated in the LPO address or the loan production office address on the first page of this document. This document will be governed by and interpreted in accordance with federal law and the laws of the LPO State, except for matters related to interest and the exportation of interest, which matters shall be governed by and interpreted in accordance with federal law (including, but not limited to, statutes, regulations, interpretations and opinions) and the laws of the State of Ohio. However, if there is ever a question about whether any provision of this document is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction which is evidenced by this document has been made in the State of Ohio.

VENUE. If there is a lawsuit, the undersigned agrees to submit to the jurisdiction of the courts of the county in the LPO State in which the Lender's loan production office is located.

LENDER'S DISCRETIONARY MATURITY EXTENSION. Lender, in its sole discretion, shall have the right, from time to time, to renew and extend the maturity date of this Note (each a "Maturity Extension"). Borrower agrees Lender has no obligation to extend the original or any subsequent maturity date and may elect not to make a Maturity Extension at any time, even if one or more Maturity Extensions has previously been made. Lender will inform Borrower of any such Maturity Extension by written notice, executed by an officer of Lender, addressed to Borrower at its then current billing address. Notwithstanding the provision of this Note requiring that any alteration or amendment to this Note shall require the signature of Borrower, Borrower accepts and agrees to be bound by the Maturity Extension in the event this Note is not paid in full on the maturity date, or after the date of the Maturity Extension notice Borrower requests any advance or otherwise relies upon or utilizes the extension of credit evidenced by this Note for any purpose.

(Continued)

PERIODIC FEES Not more often than one time in each calendar year, Lender may elect to charge a fee in an amount determined by Lender, in its sole discretion, for the extension of credit evidenced by this Note. The fee may be charged, payable in advance, for each year, or portion of a year, that there remains any unpaid amounts due on this Note or that advances remain available under the line of credit evidenced by this Note, including as a result of any Maturity Extension. The fee may be charged to the line of credit. No refund of any portion of the fee shall be made in the event of cancellation of the line of credit for any reason.

PRIMARY DEPOSIT ACCOUNTS. Lender expects Borrower to maintain its primary deposit accounts at Lender. One of the factors the Lender will consider in modification or renewal of this Note is the status of such accounts.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing a portion of the indebtedness evidenced by, the promissory note dated February 17, 2011 executed by Borrower to Lender, in the principal amount of $400,000.00, including previous renewals or modifications thereof, if any (the "Prior Note"), and is not a novation thereof. All interest evidenced by the Prior Note being replaced, renewed, and/or extended by this Note shall continue to be due and payable until paid. All Related Documents executed in relation to or as security for the Prior Note remain in full force and effect.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other Indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of this Note, or the Related Documents or of any participation interest in this Note or Related Documents to one or more purchasers, whether related or unrelated to Lender. Borrower waives any and all notices of sale of this Note, the Related Documents or of any participation interests, as well as any notices of any repurchases of this Note, the Related Documents, or of any participation interests. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

SKM MEDIA GROUP, INC

By:	/s/ Howard G. Minsky	By:	/s/ Steven Moreno
	Howard G. Minsky, CEO of SKM Media Group, Inc		Steven Moreno, Vice President of SKM Media